Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-264462 on Form S-3 and Registration Statement No. 333-259424 on Form S-8 of our report dated March 28, 2024, relating to the financial statements of Nuvve Holding Corp. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
March 28, 2023